UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 15, 2016

Joe’s Jeans Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2340 South Eastern Avenue,
Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  323-837-3700

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  At the annual meeting of the Board of Directors on January 15, 2016, the Compensation and Stock Option Committee of the Board of Directors approved a cash bonus of $10,000 to Hamish Sandhu, Chief Financial Officer and approved a cash payment of $98,000 to each of the directors for their service in 2015.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

Results of Annual Meeting of Stockholders

On December 10, 2015, Joe’s Jeans Inc. (“we,” “our,” “us,” or the “Company”) filed a joint proxy and consent solicitation statement/prospectus with the Securities and Exchange Commission (“SEC”) relating to an annual meeting of our stockholders to be held on January 15, 2016.

The Board of Directors fixed the close of business on December 10, 2015 as the record date for identifying those stockholders entitled to notice of, and to vote, at the annual meeting.  On December 15, 2015, the notice of annual meeting, joint proxy and consent solicitation statement/prospectus, accompanying financial statements and proxy cards were first mailed to stockholders along with the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2014.  On January 15, 2016, the Company conducted its annual meeting of stockholders and all proposals were approved.

On January 15, 2016, 57,465,408 shares were represented in person or by proxy at the meeting, which reflected approximately 82% of total shares outstanding.  The vote totals on the proposals were as follows:

		For	Against	Abstain	Broker Non-Votes

1.	Proposal to approve, under applicable NASDAQ Listing Rules, the issuance of common stock pursuant to the agreement and plan of merger, pursuant to which RG Parent, LLC will become a wholly owned subsidiary of the Company (the “Merger”).	36,817,582	1,499,516	122,444	19,025,866

		For	Against	Abstain	Broker Non-Votes

2.	Proposal to approve, under applicable NASDAQ Listing Rules, the issuance of common stock pursuant to the rollover agreement with the holders of the Company’s convertible notes (the “Rollover Agreement”).	36,672,197	1,624,302	143,043	19,025,866

		For	Against	Abstain	Broker Non-Votes

3.	Proposal to approve, under applicable NASDAQ Listing Rules, the issuance of common stock upon conversion of the Modified Convertible Notes being issued pursuant to the Rollover Agreement.	36,658,188	1,645,260	136,094	19,025,866

		For	Against	Abstain	Broker Non-Votes

4.	Proposal to approve, under applicable NASDAQ Listing Rules, the issuance of common stock upon conversion of the Series A Convertible Preferred Stock being issued in connection with the Merger.	36,461,583	1,736,828	241,131	19,025,866

		For	Against	Abstain	Broker Non-Votes

5.	Proposal to approve an amendment to our Seventh Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock such that each thirty shares of the Company’s issued and outstanding common stock is reclassified into one share of the Company’s issued and outstanding common stock, which reverse stock split will not change the par value or the amount of authorized shares of the Company’s common stock.	36,355,144	1,883,080	201,318	19,025,866

6.

Election of five directors to serve on the Board of Directors until the 2016 annual meeting of stockholders or until their respective successors are elected and qualified; provided, however, that if the Merger is completed the Board of Directors will be reconstituted as described in the joint proxy and consent solicitation statement/prospectus.

	For	Withheld	Broker Non-Votes

Samuel J. Furrow	33,998,082	4,441,460	19,025,866
Joanne Calabrese	33,576,689	4,862,853	19,025,866
Kelly Hoffman	33,600,059	4,839,483	19,025,866
Suhail R. Rizvi	33,317,475	5,122,067	19,025,866
Kent Savage	33,784,942	4,654,600	19,025,866

		For	Against	Abstain	Broker Non-Votes

7.	Proposal to conduct an advisory vote to approve compensation that the Company’s named executive officers may receive in connection with the Merger pursuant to existing agreements or arrangements with the Company.	32,911,580	5,106,942	421,020	19,025,866

		For	Against	Abstain

8.	Proposal to ratify the appointment of Moss Adams LLP as the independent registered public accounting firm of the Company for the fiscal year ending November 30, 2015.	54,994,327	2,259,757	211,324

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joe’s Jeans Inc.

January 20, 2016	By:	/s/ Samuel J. Furrow
Name: Samuel J. Furrow
Title: Interim Chief Executive Officer and Chairman of the Board of Directors